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                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Windle B. Priem, as Chief Executive Officer, President and a member of the Board of Directors of Korn/Ferry International ("the Registrant"), hereby constitutes and appoints Peter L. Dunn and Elizabeth S.C.S. Murray, and each of them, as lawful attorneys-in-fact and agent for the undersigned (with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned officer and director), to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments, supplements and exhibits to the Registrant's Registration Statement (Registration No. 333-61697) (the "Registration Statement"), including post-effective amendments and any and all applications or other documents in connection with inclusion of the Registrant's Common Stock on the New York Stock Exchange, and any and all documents required to be filed with any state securities regulating board or commission pertaining to the Registration Statement or securities covered thereby, hereby granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in order to effectuate the same as fully and to all intents and purposes as each of the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may do or cause to be done by virtue hereof.

Dated: December 22, 1998


                                     /s/ Windle B. Priem
                                    ---------------------------------
                                    Windle B. Priem
                                    Chief Executive Officer, President and
                                    Director